UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 15, 2010

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on September 21, 2010, The Spectranetics Corporation and certain of its current and former officers and directors have entered into a settlement of the consolidated shareholder derivative action captioned Kopp v. Geisenheimer, Case No. 08-cv-2102-REB-MJW. On December 15, 2010, the United States District Court for the District of Colorado issued an order preliminarily approving the settlement. A hearing to determine whether the court should issue an order of final approval of the settlement has been scheduled for March 11, 2011. Additional information concerning the hearing and the terms of the proposed settlement can be found in the Notice of Pendency and Settlement of Derivative Actions attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1    Notice of Pendency and Settlement of Derivative Actions dated December 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	December 17, 2010	By:	/s/ Roger Wertheimer
Roger Wertheimer
Vice President, General Counsel &
Secretary

EXHIBIT INDEX

Exhibit No.

10.1     Notice of Pendency and Settlement of Derivative Actions dated December 15, 2010.

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